Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Consulting Agreement”) is entered into as of January 17, 2024 by and between THE AETOS GROUP, a Florida limited liability corporation, with its primary place of business at 3501 S. Main Street, Suite 1, Gainesville, FL 32601 (“Aetos”), and ONCONETIX, INC. f/k/a BLUE WATER BIOTECH, INC., an Ohio for profit organization with its principal place of business at 201 E. Fifth Street, Cincinnati, OH 45202 (the “Company”). Aetos and the Company are collectively the “Parties” and each a “Party.”

WHEREAS, Erin Henderson (the “Representative”) had been employed by the Company as the Company’s Chief Business Officer;

WHEREAS, the Representative’s employment with the Company ended, effective as of December 21, 2023 and thereafter the Representative and the Company entered into a Separation Agreement and General Release dated January 17, 2024 (the “Separation Agreement”);

WHEREAS, the Representative is the Founder and Managing Principal of Aetos;

WHEREAS, pursuant to the Separation Agreement, the Company agreed to engage Aetos to provide certain consulting services as outlined herein; and

WHEREAS, the Parties agree that the Representative will provide the services contracted for hereunder on behalf of Aetos.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Aetos and the Company agree as follows:

1. Term of Agreement. This Consulting Agreement shall become effective only upon the “Effective Date” of the Separation Agreement and shall be for a term of three (3) months commencing on such “Effective Date” (the “Term”). However, Aetos may terminate this Agreement by providing Company with notice of intent to terminate with not less than thirty (30) days’ prior written notice. The Parties may agree to extend the Term of this Consulting Agreement by memorializing the Parties’ mutual agreement to extend the Term in writing.

2. Scope of Services. During the Term, Aetos shall serve as Consultant of the Company and shall provide the following services (the “Services”), which Services shall be provided on behalf of Aetos exclusively by the Representative: transfer of corporate documents, relation and communication of background corporate history prior to October 4, 2023, and assistance with transfer of corporate information and documents to corporate counsel. Consultant will only interact with Bruce Harmon (CFO) and Jillian Walsh (Corporate Counsel) and shall not have any communication with other employees of the Company unless specifically requested to do so by the Company. The Services shall be rendered in a professional manner in accordance with recognized professional ethics and within the guidelines established by the Company.

3. Payment. During the Term, Aetos shall be entitled to receive a monthly fee in the amount of Twenty-Seven Thousand Eighty-Three and 33/100 Dollars ($27,083.33). Aetos is required to invoice the Company monthly for such fee. The Company will pay the monthly fee in arrears, no later than the last business day of each month. Additionally, during the Term, upon submission of appropriate documentation in accordance with its policies in effect from time to time, the Company shall also pay or reimburse Aetos for all reasonable business-related expenses that Aetos or its Representative incurs in performing the Services under this Consulting Agreement, provided such expenses were pre-approved by the Company in writing.

4. Confidentiality/Proprietary Rights. Aetos agrees that all data, including drawings, designs, prints, photographs, specifications, test data tabulation, completed forms, reports, proposals, and all other information furnished by the Company to Aetos for use in connection with the performance of the Services or emanating from the work called for under this Consulting Agreement (collectively, “Company Data”) shall be and remain the sole property of the Company. Aetos further agrees that all Company Data even where not considered Confidential Information shall be kept in confidence and not disclosed to third parties, excepting that certain data, as appropriate, may be disclosed to appropriate local, state, and federal agencies/departments in connection with the performance of the Services. Aetos agrees that, except as otherwise provided herein, Company Data shall not be used for any other purposes or disclosed to any other parties except with the prior written consent of the Company. At the conclusion of the work hereunder, Aetos shall deliver all Company Data to the Company and shall be fully responsible for the care and protection of Company Data until such delivery.

“Confidential Information” means any Company Data or information provided under this Consulting Agreement by the Company to Aetos that is commercially valuable, confidential, proprietary, or a trade secret. Confidential Information, however, shall not include information that is or was, at the time of the disclosure: (a) generally known or available to the public; (b) received by Aetos from a third-party (other than the Representative); (c) already in Aetos’ possession prior to the date of the Company’s disclosure; or (d) independently developed by Aetos. These exceptions apply in each case as long as the information was not delivered to or obtained by Aetos as a result of any breach of this Consulting Agreement, law, or any contractual, ethical, or fiduciary obligation owed to the Company.

Aetos agrees, for itself, and on behalf of its Representative, that Aetos will: (a) not disclose Confidential Information to any other person, firm, or entity without first obtaining the Company’s express written consent; and (b) shall at all times use the same standard of care to protect the Confidential Information as it uses to protect Aetos’ own confidential information of a similar nature, but not less than a commercially reasonable standard of care. Aetos and the Representative shall hold all Confidential Information and all Company Data in trust and confidence for the Company, and shall not use any Company Data other than for the benefit of the Company. If Aetos becomes subject to a court order for the release of Confidential Company Information and/or Company Data, or is otherwise legally compelled to release any information related to the Company, Aetos shall use its best efforts to provide the Company with as much advance notice as possible of the information’s prospective release, to the extent permitted by applicable laws, to enable the Company to petition for protective concealment or to otherwise oppose the disclosure of the Company Data and/or Confidential Information. Notwithstanding the foregoing, nothing herein shall be interpreted to prohibit Aetos or the Representative from, without notice to the Company, reporting possible violations of any law or regulation to any such government agency, including but not limited to the Securities and Exchange Commission, or making other disclosures protected under the whistleblower provisions of any law or regulation.

Aetos agrees that the unauthorized disclosure of Confidential Information is a material breach of this Consulting Agreement that may result in irreparable harm to the Company. In such cases, payment of money damages is inadequate and difficult to ascertain. Aetos agrees, therefore, that the Company may, at its sole option, seek immediate injunctive relief in any court of competent jurisdiction enjoining any further such breach, and Aetos consents to the entry of judgment for injunctive relief.

Aetos acknowledges that Representative is also subject to various restrictive covenants as set forth in the Employment Agreement dated February 23, 2022, entered into by and between Representative and the Company’s predecessor, Blue Water Vaccines, Inc. (the “Employment Agreement”) and must continue to honor her obligations to the Company during the Term of this Consulting Agreement and thereafter.

5. Status And Responsibility; Nature Of Relationship. It is agreed that this Consulting Agreement is not an employment agreement and that Aetos (and the Representative) shall perform the Services for the Company as a consultant and not as an employee or agent of the Company. Except as required by law, the Company shall neither have, nor exercise, any control or direction over the detailed methods used by Aetos or the Representative in the performance of the Services, other than requiring that the Services be performed during the Company’s normal hours of operation. Aetos is responsible to the Company merely as to the results to be accomplished and not as to the means and methods for accomplishing the results, except that Aetos and the Representative shall at all times conduct the Services in a manner as to foster the goodwill and reputation of the Company. Aetos will have sole control over the detailed method of performance of the Services. It shall be the responsibility of Aetos and the Representative to perform all Services assigned hereunder in conformity and strict compliance with all applicable laws, rules and regulations of the United States. Aetos further agrees to perform all Services assigned hereunder in conformity and strict compliance with all applicable Company policies.

Notwithstanding anything contained herein to the contrary, the Parties hereto agree that this Consulting Agreement does not in any way create a joint venture, partnership or principal/agent relationship between the Company and Aetos or the Company and the Representative. Unless expressly or specifically authorized in a writing executed by the Parties, neither Party shall act or attempt to act, or represent themselves, directly or by implication, as agent for the other, or in any manner assume or create, or attempt to assume or create, any obligation on behalf or in the name of the other Party. Aetos shall have no authority to enter into any contracts, agreements, or other binding arrangements on behalf of the Company without the consent of the Company, nor shall Aetos or any representative of Aetos(including, but not limited to, the Representative) hold it or themselves out as having such authority.

No withholding, social security, or other taxes shall be withheld from the payments to be made to Aetos under this Consulting Agreement. Aetos shall be responsible for paying all taxes required to be paid on the compensation and other amounts received under this Agreement. The Parties acknowledge that due to Aetos’ status as a consultant hereunder, the Company shall require Aetos to complete IRS Form W-9, and the Company shall file and/or provide to Aetos the applicable IRS Form 1099. Aetos acknowledges and agrees that Aetos is solely responsible for, and shall pay, all income and employment taxes as required by the Internal Revenue Code of 1986, as amended (the “Code”), together with all required withholdings thereof, arising from the payments made to Aetos for the Services performed by Aetos and the Representative under the terms of this Consulting Agreement, and shall indemnify and hold harmless the Company from any failure by Aetos to do so. The Company provides no tax advice to Aetos hereunder.

Aetos understands and agrees that no representative of Aetos will be treated as an employee of the Company for purposes of “fringe benefits” which may otherwise be provided by the Company to its employees. “Fringe benefits” shall include, but shall not be limited to, group term life insurance, health insurance, dental insurance, long-term disability insurance, short-term disability insurance, worker’s compensation, unemployment insurance, and any other benefits ordinarily provided by the Company to its employees.

6. Conflict Of Interest/Non-Compete. During the Term of this Consulting Agreement (“Restricted Period”) neither Aetos nor the Representative shall have any direct or indirect financial interest in any company, firm, corporation or other entity which is involved in developing or marketing a treatment for benign prostatic hyperplasia or diagnostics for prostate cancer (each a “Competitor”). For purposes of this Agreement, a “direct or indirect financial interest” shall mean any interest which exceeds five percent (5%) of the value of such company, firm, corporation or other entity. Further, during the Restricted Period, neither Aetos nor its Representative shall engage in any activity, directly or indirectly, alone or in association with any other person, company, firm, corporation, or other entity, or provide any services to, any Competitor.

Aetos acknowledges and agrees that the covenants contained in this Section 6 are reasonable and necessary for the protection of the Company’s legitimate business interests and professional duties and ethical obligations including, without limitation: (i) trade secrets (as defined by state law), and other valuable Confidential Information that may not qualify as trade secrets of the Company; (ii) the substantial business relationships with existing and prospective guests, donors, vendors and suppliers and the goodwill associated with the business of the Company which also may be evidenced by the various trademarks, trade names, service marks, trade dress, and other intellectual property of the Company; and (iii) an expectation of continuing patronage from the existing and prospective guests, donors, vendors, and suppliers constituting the Company’s business.

Blue Pencil. The invalidity or unenforceability of any one or more of the words, phrases, sentences, clauses, or sections contained in this Section 6, shall not affect the validity or enforceability of the remaining provisions of this Section 6 or any part of any provision, all of which are inserted conditionally on being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses, or sections contained in this Section 6 are deemed under law to be invalid or unenforceable then the invalid or unenforceable word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections shall be reformed to be construed and enforced as nearly as possible according to their original terms and intent to eliminate any invalidity or unenforceability.

Equitable Relief. The Company and Aetos agree that it is impossible to quantify the damages to the Company arising from Aetos’ breach of the provisions of this Section 6 and agree that in addition to any other remedy available at law or in equity, the Company shall be entitled as liquidated damages and not as a penalty, an amount equal to the total payments made to Aetos under this Consulting Agreement.

Tolling Period. In the event that Aetos shall violate any provision of this Section 6, any applicable time period during which Aetos is prohibited from taking certain actions or from engaging in certain activities, then such violation shall toll the running of the applicable time period from the date of such violation until such violation shall cease.

7. Remedies. Aetos agrees that the non-competition covenant and the confidentiality provisions of this Consulting Agreement are necessary for the protection of the Company’s legitimate business and professional duties, ethical obligations and interests, and are reasonable in scope and content. Aetos agrees that if Aetos or the Representative breaches any of the provisions in Sections 4 or 6 above the Company will suffer irreparable harm and monetary damages will not provide the Company with an adequate remedy. Accordingly, Aetos agrees that the Company may, to the extent permitted by applicable law, seek and obtain injunctive relief (without the posting of a bond) against the breach or threatened breach of the referenced provisions as well as avail itself of all other rights and remedies available at law and equity including, without limitation, the right to seek damages and to be indemnified by Aetos for all claims, damages, actions, suits, and proceedings of any kind for a breach of these provisions. The non-competition and confidentiality covenants contained in this Consulting Agreement shall: (a) survive termination or expiration of this Consulting Agreement and the Term as well as expiration of Aetos’ business relationship with the Company; and (b) be construed as agreements independent of any other provision in this Consulting Agreement, such that the existence of any claim or cause of action of Aetos against the Company, whether predicated on this Consulting Agreement or otherwise, shall not constitute a defense to the enforcement of those covenants.

8. Entire Agreement; Amendments. This Consulting Agreement (together with the Separation Agreement and the continuing covenants under the Representative’s Employment Agreement) contains the entire agreement between the Parties with respect to the consulting transactions contemplated herein and may not be modified or amended except by the mutual written agreement of the Parties. There are no unwritten oral agreements between the Parties regarding the subject matter of this Consulting Agreement. This Consulting Agreement may not be modified or amended orally, and no modification, amendment, or waiver of any of the provisions shall be binding unless in writing and signed by the Party against whom it is sought to be enforced.

9. Construction, Modification, Waiver, Severability. In the event an ambiguity or question of intent or interpretation arises hereunder, this Consulting Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Consulting Agreement. When a reference is made in this Consulting Agreement to an article, section, paragraph, clause, schedule, or exhibit, such reference shall be deemed to be to this Consulting Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Consulting Agreement, they shall be deemed to be followed by the words “without limitation.” As used herein, words in the singular will be held to include the plural and vice versa (unless the context otherwise requires), words of one gender shall be held to include the other gender (or the neuter) as the context requires, and the terms “hereof,” “herein,” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Consulting Agreement as a whole and not to any particular provision of this Agreement. The headings of the Sections of this Consulting Agreement have been inserted for convenience of reference only and shall in no way affect the construction of the terms of this Consulting Agreement. Failure of a Party to enforce one or more of this Consulting Agreement’s provisions shall not be deemed a waiver of that Party’s rights under the Consulting Agreement or a Party’s right to enforce any provision of this Consulting Agreement. In the event that any other provision of this Consulting Agreement is found to be void and unenforceable by a court of competent jurisdiction or an arbitrator, then, to the extent permitted by applicable law, such unenforceable provision shall be deemed modified so as to be enforceable or if not subject to modification then eliminated from the Consulting Agreement, and the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

10. Notices. All notices, requests, demands, and other communications, including any address change, required or provided pursuant to the terms of this Consulting Agreement shall be in writing and shall be deemed to have been duly given when deemed delivered upon receipt or when delivery is denied and addressed to a Party hereto at such Party’s last known address.

11. Governing Law And Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida (i.e., without giving effect to any choice or conflict of law provision or rule (whether of the state of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the substantive laws of the state of Florida). Any and all disputes between the Parties arising from or related to this Agreement shall be exclusively heard and determined by final, binding, and non-appealable arbitration in Palm Beach County, Florida by one arbitrator; provided, however, that the Company has the option to seek preliminary injunctive relief pertaining to a breach or threatened breach of any restrictive covenant herein in any court of competent jurisdiction. The arbitration shall be conducted by JAMS pursuant to its Commercial Arbitration Rules and Procedures. THE PARTIES SPECIFICALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION.

12. Prevailing Party Attorney’s Fees. If any legal action or other proceeding is brought for the enforcement of this Consulting Agreement, or because of an alleged dispute, breach, default, claim, or misrepresentation arising out of or in connection with any of the provisions of this Consulting Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees, costs, and expenses.

13. Assignment. Aetos may not assign its rights, duties, and obligations hereunder without written consent by the Company. The Company may freely assign and/or delegate any or all of its rights and duties under this Consulting Agreement.

14. Counterparts and Electronic Transmission. This Consulting Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. The execution of this Consulting Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records shall be of the same legal effect, validity, and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Florida Electronic Signature Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The Parties hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of the signature, and hereby agree that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of the Parties’ execution of this Agreement.

IN WITNESS WHEREOF, the undersigned authorized Parties affix their signatures effective the date first written above.

THE AETOS GROUP

/s/ Erin Henderson
By: Erin Henderson

Date: 1/17/2024

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